SECURITIES ESCROW AGREEMENT

       SECURITIES ESCROW AGREEMENT, dated as of ______________, 2007 (the "Agreement"), by and among Western United Financial Corporation., a Delaware corporation (the "Company"), each of the holders of securities of the Company set forth on Exhibit A, annexed hereto (collectively the "Initial Holders") and Wells Fargo Bank, National Association, a national banking association (the "Escrow Agent").

       WHEREAS, the Company has entered into an Underwriting Agreement, dated _________, 2007 (the "Underwriting Agreement"), with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") acting as representative of the several underwriters (collectively, the "Underwriters"), pursuant to which, among other matters, the Underwriters have agreed to purchase 10,000,000 units (the "Units") of the Company. Each Unit consists of one share of the Company's common stock, par value $.01 per share (the "Common Stock"), and one warrant (the "Warrant") exercisable to purchase one share of Common Stock, all as more fully described in the Company's final Prospectus, dated __________, 2007 comprising part of the Company's Registration Statement on Form S-1 (File No. 333-138263) under the Securities Act of 1933, as amended (the "Registration Statement"), declared effective on _________, 2007 (the "Effective Date");

       WHEREAS, certain of the Initial Holders (the "Common Holders") have agreed as a condition of the Underwriters' purchase of the Units to deposit their shares of Common Stock, as set forth opposite their respective names on Exhibit A attached hereto (collectively, and as further defined in Section 4.2, the "Escrow Common Shares"), in escrow as hereinafter provided;

       WHEREAS, Western United Funding, LLC, a Delaware limited liability company (the "Unit Holder"), has agreed as a condition of the Underwriters' purchase of the Units to purchase 62,500 units for $8.00 per unit (the "Escrow Units" and collectively with the Escrow Common Shares, the "Escrow Securities") immediately prior to and subject to the date (the "Closing Date") of the closing (the "Closing") of the Company's initial public offering (the "Offering") and to deposit such Escrow Units in escrow as hereinafter provided; and

       WHEREAS, the Company and the Initial Holders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

       IT IS AGREED:

1. APPOINTMENT OF ESCROW AGENT. The Company and the Initial Holders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. DEPOSIT OF ESCROW SECURITIES.

         2.1. Escrow Common Shares. On or before the Effective Date, each of the Common Holders shall deliver to the Escrow Agent certificates representing his respective Escrow Common Shares, as set forth opposite their respective names on Exhibit A attached hereto, which certificates shall remain in the name of such Common Holder, to be held and disbursed subject to the terms and conditions of this Agreement. Each Common Holder acknowledges that the certificate representing his Escrow Common Shares is legended to reflect the deposit of such Escrow Common Shares under this Agreement.

         2.2 Escrow Units. Promptly following the purchase of the Escrow Units, the Unit Holder shall deliver to the Escrow Agent a certificate representing the Escrow Units, as set forth opposite its name on Exhibit A attached hereto, which certificates shall remain in the name of the Unit Holder, to be



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held and disbursed subject to the terms and conditions of this Agreement. The
Unit Holder acknowledges that the Escrow Units are legended to reflect the deposit of the Escrow Units under this Agreement.

3.       DISBURSEMENT OF THE ESCROW SECURITIES.

         3.1. Escrow Common Shares. The Escrow Agent shall hold the Escrow Common Shares until the first anniversary of the consummation of the acquisition by the Company of one or more banks, thrifts and their respective holding companies and other financial services organizations through a merger, capital stock exchange, asset acquisition, exchangeable share transaction, stock purchase or other similar business combination (the "Business Combination") (such period, the "Escrow Share Period"). The Company shall promptly provide notice of the consummation of any Business Combination to the Escrow Agent. On such first anniversary, the Escrow Agent shall, upon written instructions from each Common Holder, disburse each Common Holder's Escrow Common Shares to such Common Holder; provided, however, that in the event that the Closing does not occur, then the Escrow Agent shall promptly release the Escrow Common Shares to the Common Holders; provided further, however, that if a Common Holder does not provide written instructions within ninety days after the first anniversary of the consummation of a Business Combination, then the Escrow Agent shall deliver such Common Holder's Escrow Common Shares to the care of the Company; provided further, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.6 hereof that the Company has been liquidated at any time during the Escrow Share Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Common Shares; provided further, however, that if the consummation of a Business Combination takes the form of a merger, stock exchange or other similar transaction which results in any of the security holders of the Company having the right to exchange their securities for other securities, then the Escrow Agent shall, upon receipt of a certificate in form reasonably acceptable to the Escrow Agent, executed by the Chief Executive Officer or Chief Financial Officer of the Company, release the Escrow Common Shares to the Common Holders immediately prior and subject to consummation of the Business Combination so that they can similarly participate, and upon receipt thereof, the Common Holders shall deposit such securities into escrow with the Escrow Agent for the remainder of the Escrow Share Period; and provided further, however, that if, after the Company consummates a Business Combination and the Company or the surviving entity of such Business Combination subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in any of the security holders of the Company or such entity having the right to exchange their securities for cash, securities or other property, then the Escrow Agent shall, upon receipt of a certificate in form reasonably acceptable to the Escrow Agent, executed by the Chief Executive Officer or Chief Financial Officer of the Company, that such transaction is then being consummated, release the Escrow Common Shares to the Common Holders immediately prior and subject to consummation of the transaction so that they can similarly participate. The Escrow Agent shall act as soon as reasonably possible following the receipt of the certificate, and shall not be held liable for any delay in sending the Escrow Common Shares caused by the late receipt of the certificate. The Escrow Agent shall have no further duties hereunder with respect to the Escrow Common Shares after the disbursement or destruction of the Escrow Common Shares in accordance with this Section 3.1.

         3.2. Escrow Units. The Escrow Agent shall hold the Escrow Units, the shares of Common Stock that are part of the Escrow Units, the Warrants that are part of the Escrow Units, and any shares of Common Stock issued upon exercise of the Warrants that are part of the Escrow Units until the date which is ninety
(90) days following the consummation of a Business Combination (such period, the "Escrow Unit Period"). On such 90th day, the Escrow Agent shall, upon written instructions from the Unit Holder, disburse the Unit Holder's Escrow Units (or shares of Common Stock issued upon exercise thereof, if any) to the Unit Holder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.6 hereof that the Company has been liquidated at any time during the Escrow Warrant Period, then the Escrow Agent shall promptly destroy the Escrow Units (and the



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

certificates representing the shares of Common Stock issued upon exercise thereof, if any); provided further, however, that if the Unit Holder does not provide written instructions, then the Escrow Agent shall deliver the Unit Holder's Escrow Units to the care of the Company; provided further, however, that if the consummation of a Business Combination takes the form of a merger, stock exchange or other similar transaction which results in any of the security holders of the Company having the right to exchange their securities for other securities, then the Escrow Agent shall, upon receipt of a certificate in form reasonably acceptable to the Escrow Agent, executed by the Chief Executive Officer or Chief Financial Officer of the Company, release the Escrow Units to the Unit Holder immediately prior and subject to consummation of the Business Combination so that it can similarly participate, and upon receipt thereof, the Unit Holder shall deposit such securities into escrow with the Escrow Agent for the remainder of the Escrow Unit Period; and provided further, however, that if, after the Company consummates a Business Combination and the Company or the surviving entity of such Business Combination subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in any of the security holders of the Company or such entity having the rights to exchange their securities for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, in form reasonably acceptable to the Escrow Agent, executed by the Chief Executive Officer or Chief Financial Officer of the Company, that such transaction is then being consummated, release the Escrow Units (and the shares of Common Stock issued upon exercise thereof, if any) to the Unit Holder immediately prior and subject to consummation of the transaction so that it can similarly participate. The Escrow Agent shall act as soon as reasonably possible following the receipt of the certificate, and shall not be held liable for any delay in sending the Escrow Common Shares caused by the late receipt of the certificate. The Escrow Agent shall have no further duties hereunder with respect to the Escrow Units or shares of Common Stock issued upon exercise thereof, if any, after the disbursement or destruction of the Escrow Units and/or such shares in accordance with this Section 3.2.

4. RIGHTS OF INITIAL HOLDERS IN ESCROW COMMON SHARES AND ESCROW UNITS.

         4.1. Rights as a Security Holder. Subject to the terms of their respective Insider Letters as described in Section 4.4 hereof and except as herein provided, (i) each Common Holder shall retain all of its rights as a stockholder of the Company during the Escrow Share Period, including without limitation, the right to vote Common Stock and (ii) each Unit Holder shall retain its rights under the Unit, including without limitation, the right to vote Common Stock that is part of the Unit, but shall have no rights as a stockholder of the Company with respect to Common Stock issuable upon exercise of the warrant that is part of the Unit prior to exercise of the Warrant. The Escrow Agent shall have no responsibility to determine or verify the contents or limitations of the Insider Letters and shall be bound only by the terms of this Agreement.

         4.2. Dividends and other Distributions in Respect of the Escrow Common Shares. During the Escrow Share Period with respect to the Escrow Common Shares, all dividends payable in cash with respect to the Escrow Common Shares shall be paid to the Common Holders, but all dividends payable in stock or other non-cash property (the "Non-Cash Dividends") shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the terms "Escrow Common Shares" shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

         4.3. Restrictions on Transfer. During the Escrow Share Period, no sale, transfer or other disposition (a "Transfer") may be made of any or all of the Escrow Common Shares, and during the Escrow Unit Period, no Transfer may be made of any or all of the Escrow Units, in each case by an Initial Holder except (i) by gift to a member of the Initial Holder's immediate family for estate planning purposes or to a trust, the beneficiary of which is the Initial Holder or a member of the Initial Holder's immediate family, (ii) by virtue of the laws of descent and distribution upon death of the Initial Holder, or (iii) pursuant to a qualified domestic relations order; PROVIDED, HOWEVER, that such permitted


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

Transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Holder transferring the Escrow Securities.
During: (A) the Escrow Share Period, no Common Holder shall pledge or grant a security interest in his or its Escrow Common Shares or grant a security interest in his or its rights under this Agreement; and (B) the Escrow Unit Period, the Unit Holder shall not pledge or grant a security interest in the Escrow Units or grant a security interest in its rights under this Agreement.

         4.4. Insider Letters. Each of the Initial Holders has executed a letter agreement with the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (the "Insider Letter"), respecting the rights and obligations of such Initial Holders in certain events, including but not limited to the liquidation of the Company.

5.       CONCERNING THE ESCROW AGENT.

         5.1. Good Faith Reliance. The Escrow Agent shall be protected and shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and may act upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

         5.2. Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of Sections 5.2 and 5.7 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

         5.3. Compensation. The Escrow Agent shall be entitled to compensation from the Company in accordance with Schedule I hereto for all services rendered by it hereunder.

         5.4. Further Assurances. From time to time on and after the date hereof, the Company and the Initial Holders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.



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

         5.5. Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may submit an application to deposit the Escrow Securities with the United States District Court for the Southern District of New York, provided the Escrow Agent provides notice of such deposit to the Company and the Initial Holders in accordance with Section 6.6 hereof.

         5.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

         5.7. Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

         5.8. Waiver. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

         5.9. Standard of Care. The Escrow Agent shall be obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature, and the Escrow Agent shall under no circumstances be deemed to be a fiduciary to any party hereto or any other person. The parties hereto agree that the Escrow Agent shall not assume any responsibility for the failure of the parties hereto to perform in accordance with this Escrow Agreement or any other agreement or document. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement or document. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR
(II) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.       MISCELLANEOUS.

         6.1. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

         6.2. Third Party Beneficiaries. Each of the Initial Holders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Sandler O'Neill.




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


         6.3. Entire Agreement. This Agreement and the Insider Letters and Warrants as referenced herein contain the entire agreement of the Company and the Initial Holders with respect to the subject matter hereof, and this Agreement contains the entire agreement as it pertains to the Escrow Agent and the other parties hereto and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by all parties to this Agreement. The Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

         6.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

         6.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and permitted assigns. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

         6.6. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally, if mailed, two days after the date of mailing, or if sent by national courier service, one business day after being sent, in each case as follows:

If to the Company, to:

         Western United Financial Corporation
         70 South Lake Avenue
         Suite 900
         Pasadena, California  91101
         Attn: V. Charles Jackson
         Fax:  (626) 796-8333

If to an Initial Holder, to his address set forth in Exhibit A.

If to the Escrow Agent, to:

         Wells Fargo Bank, National Association
         707 Wilshire Boulevard, 17th Floor
         MAC E2818-176
         Los Angeles, California 90017-3501
         Attn:  Nelia Lopez
         Fax:  (213) 614-3355



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

A copy of any notice sent hereunder shall be sent to each of:

         Skadden, Arps, Slate, Meagher & Flom LLP
         300 South Grand Avenue
         Suite 3400
         Los Angeles, California 90071
         Attn:  Gregg A. Noel, Esq.
                Casey Fleck, Esq.
         Fax: (213) 621-5234

         Jenkens & Gilchrist, A Professional Corporation
         1445 Ross Avenue
         Suite 3700
         Dallas, Texas  75202
         Attn:  T. Allen McConnell, Esq.
         Fax: (214) 855-4300

         Sandler O'Neill & Partners, L.P.
         919 Third Avenue
         New York, New York 10024
         Attn: Syndicate Manager
         Fax: (212) 466-7888

       The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

         6.7. Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Registration Statement.

         6.8 Disputes. If any disagreement or dispute arises among the Company and the Initial Holders concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, the Escrow Agent shall be under no obligation to act, except (i) with joint written instruction of the Company and the Initial Holders, or (ii) under process or order of court, and shall sustain no liability for its failure to act pending such process or court order.

         6.9 Termination. This Agreement shall terminate on the final distribution of all of the Escrow Securities in accordance with the terms of this Agreement.

                  [Remainder of Page Left Blank Intentionally]



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IN WITNESS WHEREOF, the parties have duly executed this Security Escrow
Agreement as of the date first written above.

                                    WESTERN UNITED FINANCIAL
                                    CORPORATION

                                    By:
                                        ----------------------------------------
                                        Name: V. Charles Jackson
                                        Title: Chief Executive Officer

                                    ESCROW AGENT

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



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


                                    INITIAL HOLDERS:

                                    WESTERN UNITED FUNDING, LLC


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    --------------------------------------------
                                    Name:  V. Charles Jackson



                                    --------------------------------------------
                                    Name:  Richard Alston



                                    --------------------------------------------
                                    Name:  Timothy R. Chrisman



                                    --------------------------------------------
                                    Name:  Peter W. Kuyper



                                    --------------------------------------------
                                    Name:  Richard W. Dalbeck



                                    --------------------------------------------
                                    Name:  George Strong



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



                                                                       EXHIBIT A

                                         Number of Shares of   Stock Certificate
Name and Address of Common Holder        Common Stock          Number

V. Charles Jackson                       1,137,500             1
c/o Western United Management, LLC
70 South Lake Avenue, Suite 900
Pasadena, California  91101

                                         612,500               2
Richard Alston

                                         62,500                3
George Strong

                                         62,500                4
Timothy R. Chrisman

                                         62,500                5
Peter W. Kuyper

                                         62,500                6
Richard W. Dalbeck

Name and Address of Unit Holder          Number of Units
Western United Funding, LLC              62,500
c/o Western United Management, LLC
70 South Lake Avenue, Suite 900
Pasadena, California  91101



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SCHEDULE I - ESCROW AGENT FEES FOR ESCROW SERVICES



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SCHEDULE II - AUTHORIZED SIGNATORIES

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